UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 06, 2023

Vivid Seats Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40926	86-3355184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 E. Washington Street Suite 900
Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 291-9966

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	SEATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Vivid Seats Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 6, 2023. For more information on the following proposals, see the Company’s proxy statement dated April 26, 2023. A total of 192,019,780 shares of the Company’s common stock were present electronically or represented by proxy at the Annual Meeting, representing 98.06% percent of the Company’s outstanding common stock as of the April 11, 2023 record date. At the Annual Meeting, the following proposals were adopted by the votes specified below:

Proposal 1. Election of Directors

The Company’s stockholders elected each of the following directors as a Class II director to serve until the Company’s 2026 Annual Meeting. The results of the voting were as follows:

Name	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Craig Dixon	174,666,206	9,184,321	8,169,253
Tom Ehrhart	174,644,192	9,206,335	8,169,253
Martin Taylor	175,000,461	8,850,066	8,169,253

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain
192,001,239	3,775	14,766

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vivid Seats Inc.

Date:	June 8, 2023	By:	/s/ Emily Epstein
Emily Epstein General Counsel